AGREEMENT AND PLAN OF REORGANIZATION



                                 by and between




                                   TPN, INC.

                                       and

                          PRE-PAID LEGAL SERVICES, INC.



















                         Dated as of September 23, 1998

                                TABLE OF CONTENTS

1.       THE MERGER
         1.1      The Merger
         1.2      Effect of the Merger
         1.3 Governing Instruments, Directors and Officers of the Surviving Corporation
         1.4      Effect on Securities
         1.5      Payment of the Merger Consideration
         1.6 Exchange of Certificates; Distributions With Respect to Unexchanged Shares
         1.7      Fractional Acquiror Common Stock
         1.8      Effective Time of the Merger
         1.9      Taking of Further Action
         1.10     Escrow

2.       REPRESENTATIONS AND WARRANTIES OF TARGET
         2.1      Organization, Power and Qualification
         2.2      Subsidiaries
         2.3      Authority; Power; Binding Effect
         2.4      No Violation; Consents
         2.5      Ownership of Target's Capital Stock
         2.6      Transactions with Certain Persons
         2.7      Financial Statements
         2.8      Receivables
         2.9      Inventory
         2.10     Absence of Undisclosed Liabilities; List of Accounts Payable
         2.11     Contracts and Commitments
         2.12     Marketing Agreement With Primestar
         2.13     Title to Assets
         2.14     Condition and Location of Assets
         2.15     Intellectual Property
         2.16     Software
         2.17     Real Property
         2.18     Insurance
         2.19     Conduct of Target Since the Interim Balance Sheet Date
         2.20     Personnel Information
         2.21     Employee Benefits
         2.22     Severance Arrangements
         2.23     Litigation; Decrees
         2.24     Compliance With Law; Permits
         2.25     Environmental Matters
         2.26     Tax Matters
         2.27     Commissions or Finders Fees
         2.28 Certain Business Practices and Regulations; Potential Conflicts of Interest
         2.29     Year 2000 Problem
         2.30     Disclosure

3.       REPRESENTATIONS AND WARRANTIES OF ACQUIROR
         3.1      Organization
         3.2      Authority; Power; Binding Effect
         3.3      Acquiror Common Stock
         3.4      No Violation; Consents
         3.5      Commission Documents and Other Reports
         3.6      Commissions or Finders Fees
         3.7      Disclosure

4.       OTHER COVENANTS AND AGREEMENTS
         4.1      General
         4.2      Shareholders Agreement
         4.3      Full Access to Information
         4.4      Conduct of Business
         4.5      Notification
         4.6      Approvals; Filings
         4.7      Confidentiality
         4.8      Publicity
         4.9      Acquisition Proposals
         4.10     Tax-Free Reorganization
         4.11     Pooling of Interests
         4.12     Stock Exchange Listing
         4.13     Marketing Services Agreements and Non-Competition Agreements
         4.14     Certain Payments to Target Employees
         4.15     Third Party Fees and Expenses of Target
         4.16     Termination of Other Agreements Affecting Target Common Stock
         4.17     Termination of Employment Agreements

5.       CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER
         5.1      Tax-Free Reorganization
         5.2      Pooling of  Interests
         5.3      Governmental  and Third Party Consents and Approvals
         5.4      No Adverse Proceedings

6.       CONDITIONS PRECEDENT TO OBLIGATIONS OF ACQUIROR
         6.1      Representations and Warranties
         6.2      Performance by Target
         6.3      Absence of Material Adverse Changes
         6.4      Certificate
         6.5      Closing Documents
         6.6      Execution of Shareholders Agreement by all Shareholders
         6.7      Termination of Certain Agreements

7.       CONDITIONS  PRECEDENT TO OBLIGATIONS OF TARGET
         7.1      Representations and Warranties
         7.2      Performance by Acquiror
         7.3      Absence of Material  Adverse Changes
         7.4      Certificate
         7.5      Execution of  Shareholders  Agreement by Acquiror
         7.6      Closing Documents

8.       CLOSING
         8.1      Closing Date
         8.2      Documents to be Delivered by Target and Shareholders
         8.3      Documents to be Delivered by Acquiror
         8.4      Mutual Deliveries
         8.5      Concurrent Conditions

9.       INDEMNIFICATION BY TARGET; ESCROW FUND
         9.1      Survival; Right to Indemnification Not Affected by
                  Investigation
         9.2      Escrow Fund
         9.3      Damages
         9.4      Time Limitations
         9.5      Limitations on Amount
         9.6      Third-Party Claim Procedures

10.      INDEMNIFICATION BY ACQUIROR

11.      REMEDIES EXCLUSIVE

12.      TERMINATION
         12.1     Termination Events
         12.2     Effect of Termination

13.      MISCELLANEOUS PROVISIONS
         13.1     Specific Performance
         13.2     Intentionally Omitted
         13.3     Notices
         13.4     Waiver
         13.5     Entire Agreement and Amendment
         13.6     Intentionally Omitted
         13.7     Further Assurances
         13.8     Governing Law
         13.9     Severability
         13.10    Execution in Counterparts
         13.11    Assignments, Successors and No Third Party Rights
         13.12    Certain Interpretive Matters and Definitions
         13.13    Jurisdiction and Venue
         13.14    Dispute Resolution
         13.15    Payment of Expenses

14.      DEFINITIONS
         14.1     Definitions
         14.2     Other Definitions.

EXHIBITS

         Exhibit 1.5      -   Payment of Merger Consideration
         Exhibit 1.10     -   Escrow Agreement
         Exhibit 4.2      -   Shareholders Agreement
         Exhibit 8.2(b)   -   Opinion of Jackson Walker L.L.P.
         Exhibit 8.3(c)   -   Opinion of Crowe & Dunlevy, A Professional
                              Corporation

SCHEDULES

         Schedule 2.1     -   Foreign Qualification
         Schedule 2.4     -   No Violation; Consents
         Schedule 2.5     -   Ownership of Target's Capital Stock
         Schedule 2.6     -   Transactions with Certain Persons
         Schedule 2.7(A)  -   Audited Financial Statements
         Schedule 2.7(B)  -   Interim Financial Statements
         Schedule 2.10    -   Absence of Undisclosed Liabilities; List of
                              Target's Accounts Payable
         Schedule 2.11    -   Target's Contracts and Commitments
         Schedule 2.12    -   Primestar Contract Matters
         Schedule 2.15    -   Intellectual Property
         Schedule 2.17    -   Real Property Leases
         Schedule 2.18    -   Insurance Policies
         Schedule 2.19    -   Conduct of Target Since Interim Balance Sheet Date
         Schedule 2.20    -   Personnel Information
         Schedule 2.21    -   Employee Benefit Plans
         Schedule 2.22    -   Severance Arrangements
         Schedule 2.23    -   Litigation
         Schedule 2.24    -   Compliance with Laws; Permits

         Schedule 2.26    -   Taxes
         Schedule 2.28    -   Certain Business Practices and Regulations;
                              Potential Conflicts of Interest
         Schedule 4.13    -   Marketing Services Agreements and Non-Competition
                              Agreements
         Schedule 9.1     -   Other Documents Disclosed



                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement"), dated as of September 23, 1998, is entered into by and between Pre-Paid Legal Services, Inc., an Oklahoma corporation ("Acquiror"), and TPN, Inc., a Texas corporation ("Target"). Acquiror and Target are referred to collectively herein as the "Parties" and individually as a "Party."

                                    RECITALS

         A. The board of directors of each of Acquiror and Target has determined that it is in the best interests of Acquiror and Target, and their respective shareholders, to approve the acquisition of Target by Acquiror by means of the merger of Target with and into Acquiror upon the terms and subject to the conditions set forth in this Agreement (the "Merger").

         B. For federal income tax purposes, it is intended that the Merger qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and that this Agreement constitute a plan of reorganization for purposes of Section 368(a).

         C. The Parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and to prescribe various conditions to the Merger.

         D. Terms capitalized but not otherwise defined herein have the meanings ascribed to them in Section 14.

                              TERMS AND CONDITIONS

         In consideration of the foregoing recitals and the mutual covenants, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.       THE MERGER.

         1.1 The Merger. Subject to the terms and conditions set forth in this Agreement, at the Effective Time, Target shall be merged with and into Acquiror in accordance with the provisions of this Agreement.

         1.2 Effect of the Merger. Upon the effectiveness of the Merger, the separate existence of Target shall cease and Acquiror, as the surviving corporation in the Merger (the "Surviving Corporation"), shall continue its corporate existence under the laws of the State of Oklahoma. The Merger shall have the effects specified in this Agreement and the TBCA and the OGCA.

         1.3 Governing Instruments, Directors and Officers of the Surviving Corporation.

                   (a) The certificate of incorporation of Acquiror, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until duly amended in accordance with its terms and applicable law.

                   (b) The by-laws of Acquiror, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until duly amended in accordance with their terms and applicable law.

                  (c) The directors and officers of Acquiror at the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation from the Effective Time until their respective successors have been duly elected or appointed in accordance with the certificate of incorporation and by-laws of the Surviving Corporation and applicable law.

         1.4      Effect on Securities.

                  (a) Acquiror Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of Acquiror Common Stock and all other securities of Acquiror outstanding immediately prior to the Effective Time shall remain outstanding and continue unaffected by the Merger, and each certificate or other instrument evidencing ownership of any such shares or other securities shall continue to evidence ownership of the same number of shares or other securities of the Surviving Corporation.

                  (b)      Target Securities.

                           (i) Target  Common Stock.  At the Effective  Time, by
                  virtue of the Merger and without any action on the part of any holder thereof, each share of Target Common Stock that is issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 344.94404 shares of validly issued, fully paid and nonassessable Acquiror Common Stock (for a total of 893,750 shares of Acquiror Common Stock, subject to the provisions hereof relating to delivery of cash in lieu of fractional shares). Each share of Target Common Stock, when so converted, shall automatically be canceled and retired, shall cease to exist and shall no longer be outstanding; and the holder of any certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Acquiror Common Stock to be issued in exchange therefor (along with any cash in lieu of fractional shares of Acquiror Common Stock as provided in Section 1.7).

                           (ii) Target Treasury Stock. At the Effective Time, by
                  virtue of the Merger, any and all shares of Target Common Stock that are issued and held as treasury stock shall be canceled and retired and shall cease to exist, and no shares of Acquiror Common Stock or other consideration shall be paid or payable in exchange therefor.

                           (iii) Target 1996 Warrants. At the Effective Time, as
                  provided in the Shareholders Agreement (to which each holder of Target 1996 Warrants is a party) and by virtue of the Merger, each Target 1996 Warrant that is issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 127.5 shares of validly issued, fully paid and nonassessable Acquiror Common Stock (for an aggregate of 106,250 shares of Acquiror Common Stock for all Target 1996 Warrants, subject to the provisions hereof relating to delivery of cash in lieu of fractional shares). Such number of shares of Acquiror Common Stock has been independently determined by the holders of the Target 1996 Warrants and Target to represent the fair value of the Target 1996 Warrants. Such conversion shall represent the full and final disposition of the Target 1996 Warrants, and each Target 1996 Warrant, when so converted, shall automatically be canceled and retired, shall cease to exist and shall no longer be outstanding; and the holder of any agreement representing any Target 1996 Warrant shall cease to have any rights with respect thereto, except the right to receive the shares of Acquiror Common Stock to be issued in exchange therefor (along with any cash in lieu of fractional shares of Acquiror Common Stock as provided in Section 1.7).

                           (iv) No Other Securities.  At the Effective Time, the
                  provisions of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Target or any Subsidiary of Target shall become null and void, and Target shall take all necessary actions to ensure that, following the Effective Time, no holder of rights or any participant in any plan, program or arrangement shall have any right thereunder to acquire any equity securities of Target, Acquiror or any direct or indirect Subsidiary thereof.

         1.5 Payment of the Merger Consideration. Certificates representing the Acquiror Common Stock constituting the Merger Consideration shall be delivered by Acquiror to the Shareholders at the Closing in the amounts set forth in
Exhibit 1.5 (against surrender by the Shareholders of certificates representing Target Common Stock and agreements evidencing Target 1996 Warrants) or as otherwise provided in Section 1.6 below. The Acquiror Common Stock issued in connection with this Agreement will be "restricted securities" under the
Securities Act and Rule 144 promulgated thereunder and may only be sold or otherwise transferred by the holder thereof pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act. Certificates representing the Acquiror Common Stock shall bear a legend indicating such restrictions.

         1.6 Exchange of Certificates; Distributions With Respect to Unexchanged Shares. Target shall use reasonable efforts to cause the Shareholders to deliver for cancellation at the Closing all certificates representing Target Common Stock and agreements evidencing Target 1996 Warrants outstanding as of the Closing. To the extent any such certificates or agreements are not delivered for cancellation at the Closing, Acquiror shall provide written notice to any non-surrendering Shareholder of the effectiveness of the Merger and instructions for surrendering certificates representing such Shareholder's shares of Target Common Stock or agreements evidencing such Shareholder's Target 1996 Warrants. Until surrendered as provided in this Agreement, each certificate representing Target Common Stock or agreement representing Target 1996 Warrants shall be deemed at any time after the Effective Time to represent solely the right to receive upon such surrender the Merger Consideration as provided by this Agreement and the OGCA. No dividends or other distributions will be paid by Acquiror to the holder of any unsurrendered certificate representing Target Common Stock or agreement representing Target 1996 Warrants until such certificate or agreement has been duly surrendered. Subject to the effect, if any, of applicable escheat and other laws, following surrender of any certificate representing Target Common Stock or agreement representing Target 1996 Warrants, Acquiror shall cause to be delivered to the Person entitled thereto, without interest, the amount of dividends or other distributions theretofore paid with respect to the Acquiror Common Stock so withheld as of any date subsequent to the Effective Time and prior to such date of delivery.

         1.7 Fractional Acquiror Common Stock. No certificates or scrip representing fractional Acquiror Common Stock shall be issued in the Merger, and no holder of any fractional share interest shall be entitled to vote, to receive any dividends or other distributions paid or declared on Acquiror Common Stock, or to exercise any other rights as a shareholder of Acquiror with respect to such fractional share interest. Each holder who would otherwise be entitled to receive a fractional share of Acquiror Common Stock in exchange for Target Common Stock and Target 1996 Warrants hereunder shall be entitled to receive in lieu of such fractional share interest an amount in cash equal to the amount of the fractional share interest multiplied by the Market Price.

         1.8 Effective Time of the Merger. The Merger shall become effective immediately when the certificates of merger ("Certificates of Merger") in accordance with the TBCA and the OGCA are accepted for filing by the respective Secretaries of State of Texas and Oklahoma or at such time thereafter as is provided in the Certificates of Merger (the "Effective Time"). The Certificates of Merger shall be filed, and the Effective Time shall occur, on the Closing Date immediately after the Closing.

         1.9 Taking of Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either of Acquiror or Target, the officers and directors of the Surviving Corporation are fully authorized, in the name of the Surviving Corporation or otherwise to take, and shall take, all such lawful and necessary action.

         1.10 Escrow. Certificates representing 125,000 shares of the Acquiror Common Stock deliverable to the Shareholders under this Agreement (the "Escrow Fund") shall be delivered at the Closing to and held by the Escrow Agent in escrow for the periods and in accordance with the other terms, conditions and procedures set forth in the Escrow Agreement attached hereto as Exhibit 1.10 (the "Escrow Agreement").

2. REPRESENTATIONS AND WARRANTIES OF TARGET. As a material inducement to Acquiror to enter into this Agreement and consummate the transactions contemplated herein, Target represents and warrants to Acquiror, as of the date of this Agreement and as of the Closing Date (as if made on such date), as follows:

         2.1 Organization, Power and Qualification. Target is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas. Target has all requisite corporate power and authority to own, lease and operate its Assets and to carry on its business or businesses as presently conducted. Target has delivered to Acquiror complete and correct copies of the Organizational Documents of Target, as currently in effect. Set forth in
Schedule 2.1 is a listing of each jurisdiction in which Target is qualified to do business as a foreign corporation. Target is duly qualified as a foreign corporation and is in good standing to do business in every jurisdiction in which such qualification is necessary because of the nature of the Assets owned, leased or operated by it or the nature of the businesses conducted by it.

         2.2 Subsidiaries. Target has no Subsidiaries. Target has no interest, direct or indirect, and, has no commitment to purchase any interest, direct or indirect, in any corporation or in any partnership, joint venture or other business enterprise or entity. The business carried on by Target has not been conducted through any other direct or indirect Subsidiary or Affiliate of any Shareholder.

         2.3 Authority; Power; Binding Effect. The execution, delivery and performance of this Agreement by Target have been authorized by all necessary action on the part of Target and Shareholders and no other proceedings
(corporate or other) on the part of Target are necessary to authorize the execution, delivery and performance of this Agreement. Target has the requisite right, power, authority and capacity to execute and deliver this Agreement and to carry out the transactions contemplated hereby and to take any and all other actions required to be taken by it pursuant to this Agreement. This Agreement has been duly executed and delivered by Target and, assuming the due execution and delivery of this Agreement by Acquiror, constitutes the legal, valid and binding obligation of Target enforceable against Target in accordance with its terms and conditions.

         2.4 No Violation; Consents. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, by Target will, directly or indirectly, with or without notice or the passage of time, except as contemplated by this Agreement or as set forth in Schedule 2.4:
(a) violate or conflict with any provision of the Organizational Documents of Target; (b) violate any provision of any law of any Governmental Entity applicable to Target; (c) conflict with, violate or result in a breach of or constitute (with due notice or lapse of time) a default under any contract, lease, loan agreement, mortgage, security agreement, indenture, or other agreement or instrument to which Target is a party or by which Target is bound or to which any of its Assets is subject; (d) result in the imposition of any Encumbrance on Target or any of its Assets; or (e) require any authorization, consent, approval or other action by or notice to or filing with any Person or Governmental Entity.

         2.5 Ownership of Target's Capital Stock. To Target's Knowledge, Shareholders are the lawful record and beneficial owners of all of Target's issued and outstanding capital stock comprised solely of 2,591 shares of common stock, par value $.10 per share (referred to herein as the "Target Common Stock"), free and clear of any Encumbrances except as set forth on Schedule 2.5, and all of such shares have been duly authorized and are validly issued, fully paid and nonassessable. Schedule 2.5 sets forth the number of shares of Target Common Stock and Target 1996 Warrants owned of record and beneficially by each of the Shareholders. Within thirty (30) days prior to the date hereof, no Shareholder has sold, assigned, transferred, conveyed or otherwise effected any disposition of any shares of Target Common Stock and no Shareholder shall effect any such disposition between the date hereof and the Closing Date. Except as set forth in Schedule 2.5, there are no options, warrants, calls, conversion or other rights, or any agreements or commitments of any nature which obligate the Target to issue any additional shares of capital stock or any securities convertible into or exchangeable for any such shares of capital stock and no authorization therefor has been given.

         2.6 Transactions with Certain Persons. Except as set forth in Schedule 2.6: (i) Target does not owe any amount to, or have any contract with or commitment to, Shareholders, or any of Target's or Shareholders' directors, officers, employees, consultants or Affiliates (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the Ordinary Course of Business), and none of such persons owes any amount to Target; and (ii) no part of the Assets of Shareholders or any direct or indirect Affiliate of Shareholders is used by Target.

         2.7 Financial Statements. True and complete copies of the balance sheets of Target, as of December 31, 1995, 1996 and 1997, and the related statements of operations and cash flows for each of the years in the three year period ended December 31, 1997, together with the notes thereto and the audit reports thereon of Ernst & Young LLP (1995 and 1996) and Arthur Andersen LLP
(1997) (collectively, the "Audited Financial Statements"), are attached hereto as Schedule 2.7(A). The unaudited interim balance sheet of Target (the "Interim Balance Sheet") as of August 31, 1998 (the "Interim Balance Sheet Date") and the related statements of operations and cash flows for the eight months ended August 31, 1998 (collectively, the "Interim Financial Statements") are attached hereto as Schedule 2.7(B). The Audited Financial Statements and the Interim Financial Statements (collectively, the "Financial Statements") (including any related schedules and/or notes thereto) have been prepared in accordance with GAAP that were, except as otherwise stated therein, consistently followed throughout the periods involved (except that the Interim Financial Statements do not include all of the notes thereto which might be required by GAAP and are subject to non-material changes resulting from audit and customary year-end adjustments) and show all material liabilities, required to be shown in accordance with such principles. The Financial Statements fairly present the financial condition of Target as of their respective dates and fairly present the results of operations and cash flows of Target for the periods indicated (subject, in the case of the Interim Financial Statements, to non-material changes resulting from audit and customary year-end adjustments).

         2.8 Receivables. All receivables (including, without limitation, accounts receivable, loans receivable and advances) of Target which are reflected on the Interim Balance Sheet or arising since the date thereof: (a) represent valid and genuine obligations; (b) have arisen solely out of bona fide transactions in the Ordinary Course of Business; and (c) are not subject to any valid defenses, set-offs or counterclaims.

         2.9 Inventory. All Inventory reflected on the Interim Balance Sheet, or acquired since the date thereof: (a) was acquired and has been maintained in the Ordinary Course of Business; (b) is of good and merchantable quality; (c) is valued at the lower of cost or market on a first in, first out basis; and (d) is not subject to any write-down or write-off. Except for items of Inventory in transit from the vendor thereof and items of Inventory which are off-site for repair or preparation for sale in the Ordinary Course of Business, all Inventory is located at the Leased Real Property.

         2.10     Absence of Undisclosed Liabilities; List of Accounts Payable.

                  (a) Except as set forth in Schedule 2.10, Target has no Liabilities except:

                           (i) those  Liabilities  reflected or reserved against
                  on the face of the Interim Balance Sheet (excluding the notes thereto) and not heretofore paid or discharged in the Ordinary Course of Business;

                           (ii) Liabilities arising in the Ordinary Course of Business under any agreement, contract, commitment, lease or plan specifically set forth in Schedule 2.11 (or not required to be disclosed under Section 2.11 because of the term or amount involved); and

                           (iii) current Liabilities incurred in the Ordinary Course of Business since the Interim Balance Sheet Date.

                  (b) Schedule 2.10 sets forth a complete and accurate list of Target's accounts payable, including the name, vendor identification, and, to Target's Knowledge, the amount owed to each Person as of the date of the Interim Financial Statements other than amounts payable to Personnel of Target in the Ordinary Course of Business, and an aggregate amount of accounts payable as of September 22, 1998.

         2.11     Contracts and Commitments.

                  (a) Except as set forth in Schedule 2.11, Target is not a party to (or otherwise bound by) any written or oral:

                           (i) agreement,  contract or commitment for the future
                  purchase of, or payment for, supplies or products, or for the performance of services by a third-party involving payments in excess of $5,000, excluding purchase orders in the Ordinary Course of Business;

                           (ii) agreement, contract or commitment to sell or supply products or to perform services involving payments in excess of $5,000;

                           (iii) agreement, contract or commitment for any capital expenditure or leasehold improvement in excess of $5,000;

                           (iv) agreement,  contract, or commitment for the sale
                  or disposition of any Assets involving payments in excess of $5,000;

                           (v) lease  under  which  Target  is either  lessor or
                  lessee involving payments in excess of $5,000;

                           (vi) any  other  agreement,  contract  or  commitment
                  involving payments in excess of $5,000 (other than contracts with vendors relating solely to the supply of customary equipment, products or services in connection with Target's national convention to be held in the Dallas, Texas area in September 1998);

                           (vii) note, debenture, bond, letter of credit agreement, loan agreement or other contract or commitment for the borrowing or lending of money or agreement or arrangement for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other Person;

                           (viii) distribution, representative or sales agency agreement, contract or commitment;

                           (ix) agreement, contract or commitment for any charitable or political contribution;

                           (x) agreement, contract or commitment limiting or restraining Target or any successor thereto from engaging or competing in any manner or in any business, nor, to Target's Knowledge, is any employee of Target subject to any such agreement, contract or commitment;

                           (xi) agreement, contract or commitment for a joint venture or other arrangement that has or is expected to involve a sharing of profits or expenses with other Persons;

                           (xii)    agreement of indemnification;

                           (xiii) license or other agreements which relate in whole or in part to any software, patent, trademark, trade name, service mark or copyright or to any ideas, technical assistance or other know-how (other than nonexclusive software licenses granted to Target in connection with the use of commercially available pre-packaged software); or

                           (xiv) agreement, contract or commitment not made in the Ordinary Course of Business.

                  (b) Each of the agreements, contracts, commitments, leases, plans and other instruments, documents and undertakings set forth in
         Schedule 2.11 (or not required to be listed thereon because of the terms thereof), is enforceable in accordance with its terms. Except as set forth in Schedule 2.11, Target is, and, to Target's Knowledge, all other parties thereto are, in compliance with the provisions thereof and, to Target's Knowledge, no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder. Target has delivered to Acquiror true, correct and complete copies of each of the written, and a correct and complete summary of each of the oral, agreements, contracts, commitments, leases, plans and other instruments, documents and undertakings set forth in Schedule 2.11.

         2.12 Marketing Agreement With Primestar. Without limiting Section 2.11 above as it may relate to the Primestar Contract, set forth in Schedule 2.12 are true and correct summaries for the periods indicated of (i) number of subscribers Target believes with reasonable basis in fact that it has procured under the Primestar Contract and (ii) the number of subscribers for which Primestar has paid Target under the Primestar Contract. Target has not been notified by Primestar of any failure by Target to satisfy any of the "benchmarks" described in Section 3.09 of the Primestar Contract or any failure to meet or exceed any "churn rate" requirements in the Primestar Contract.

         2.13 Title to Assets. Target has and, following the Closing, the Surviving Corporation will have, good and marketable title to, or a valid leasehold interest in, the Assets, free and clear of all Encumbrances excepting only (i) the Liabilities expressly reflected or reserved against on the face of the Interim Balance Sheet (rather than any notes thereto) and (ii) Permitted Encumbrances.

         2.14 Condition and Location of Assets. The Assets of Target are in good operating condition and repair, subject to normal wear and maintenance, are adequate and usable in the Ordinary Course of Business and, to Target's Knowledge, materially conform to all applicable Laws and Permits relating to their construction, use and operation. No Person other than Target owns any equipment or other tangible assets or properties situated on the premises of Target which is necessary to the operation of the business of Target, except for items leased pursuant to contracts set forth in Schedule 2.11 and any other items set forth in Schedule 2.14. All of the tangible Assets of Target are located on the Leased Real Property.

         2.15 Intellectual Property. Schedule 2.15 contains a complete and accurate list of all of the Intellectual Property. Except as set forth in
Schedule 2.15: (i) Target owns royalty free the entire right, title and interest in and to the Intellectual Property (including, without limitation, the right to use and license the same); and (ii) there are no pending or, to the Knowledge of Target, threatened actions of any nature affecting the Intellectual Property.
Schedule 2.15 lists all notices or claims received by Target which claim infringement, interference with, misappropriation or violation of any Intellectual Property rights of third parties. Target has delivered to Acquiror true, correct and complete copies of all agreements, contracts, licenses, commitments, leases and other documents evidencing, representing or covering the Intellectual Property and the Software (as defined below) and the maintenance and support thereof.

         2.16 Software. Target has delivered to Acquiror complete and correct copies of all material user and technical documentation related to the computer software of Target included in the Intellectual Property (the "Software"). The Software contains all current revisions of such Software, is properly licensed in favor of Target, is assignable by Target to the Surviving Corporation and performs in accordance with the documentation and other written materials provided in connection therewith.

         2.17     Real Property.

                  (a) No Owned Real Property. Target owns no legal or beneficial interest in any real estate or real property, other than any leasehold interest pursuant to Real Property Leases and any amendments thereto identified in Schedule 2.17, true and correct copies of which have been provided to Acquiror.

                  (b) Leased Real Property.  With respect to the Leased Real
         Property:

                           (i) Each Real Property Lease is, and at Closing shall
                  be, in full force and effect and has not been assigned or further modified, supplemented or amended; neither Target nor the landlord or sublandlord under any Real Property Lease is in default under any of the Real Property Leases; and no circumstances or state of facts presently exists which, with the giving of notice or passage of time, or both, would permit the landlord or sublandlord under any Real Property Lease to terminate any Real Property Lease;

                           (ii) After the  Closing,  the  Surviving  Corporation
                  shall receive and enjoy all right, title and interest of Target in and to all Real Property Leases and Leased Real Property;

                           (iii) Other than  Target,  no Person will be leasing,
                  using or occupying the leased premises covered by the Real Property Leases or any part thereof as of the Closing Date;

                           (iv) The Leased  Real  Property is not subject to any
                  sublease or grant by Target to any Person of any right to the use, occupancy or enjoyment of the property or any portion thereof, whether such right currently exists or may arise in the future;

                           (vi) All rents and other  amounts  payable  by Target
                  with respect to the Leased Real Property currently due have been paid, and at Closing shall have been paid; and

                           (vii) To Target's Knowledge, the Leased Real Property
                  and the present uses thereof comply with all Laws of all Governmental Entities having jurisdiction over the Leased Real Property and all restrictive covenants affecting the Leased Real Property, and Target has received no notices, oral or written, from any Governmental Entity, and has no reason to believe, that the Leased Real Property or any improvements erected or situated thereon, or the uses conducted thereon or therein, violate any Laws of any Governmental Entity having jurisdiction over the Leased Real Property or any restrictive covenants affecting the Leased Real Property.

         2.18     Insurance.

                  (a) Schedule 2.18 sets forth a list identifying the insurer and policy number of each material insurance policy (including policies providing property, casualty, liability, title, life, business interruption and workers' compensation coverage and bond and surety arrangements) with respect to which Target is a party, a named insured, or otherwise the beneficiary of coverage and contains a true and accurate copy of each such policy.

                  (b) With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect in all material respects; (ii) neither Target nor, to Target's Knowledge, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (iii) no party to the policy has repudiated any material provision thereof.
         Target has no self-insurance arrangements.

         2.19 Conduct of Target Since the Interim Balance Sheet Date. Except as set forth in Schedule 2.19, since the Interim Balance Sheet Date, Target has conducted its business only in the Ordinary Course of Business and has not, except in the Ordinary Course of Business:

                  (a) incurred any Liabilities or assumed, guaranteed, endorsed or otherwise become responsible for the Liabilities of any Person, or discharged or satisfied any Encumbrance, or paid any Liability, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to Target or any of its Assets;

                  (b) sold, encumbered, assigned or transferred any Assets, or made any contract or agreement for any of the foregoing;

                  (c) created, incurred, assumed or guaranteed any indebtedness for borrowed money, or mortgaged, pledged or subjected any of its Assets to any Encumbrance, except for Permitted Encumbrances;

                  (d) made or suffered any amendment or termination prior to the stated expiration of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or canceled, modified or waived any substantial debt or claim held by it or waived any right of material value;

                  (e) declared, set aside, paid or made any dividend or other distribution with respect to capital stock of Target or any other security of Target or made any agreement for any of the foregoing;

                  (f) received notice or had Knowledge of any actual or threatened labor trouble, or other occurrence, event or condition of any similar character which has had or might have a material adverse effect on its business, operations, Assets, prospects or condition (financial or otherwise);

                  (g) made any agreement, contract or commitment, including an agreement to purchase or lease Assets, which includes an aggregate payment or commitment on the part of either party of more than $5,000;

                  (h) increased the salaries or other compensation of any Personnel or made any increase in, or any addition to, other benefits to which any of its Personnel may be entitled by formula or otherwise or as may be required under employment or severance agreements in effect on the date of this Agreement;

                  (i)  except  as set  forth in clause  (h)  above,  instituted, granted or modified in any respect any (A) bonus, incentive compensation, service award, severance or other like benefit granted, made or accrued, contingently or otherwise, for or to the credit of any Personnel of Target, (B) employee welfare, pension, retirement, profit-sharing or similar payment or arrangement made or agreed to by Target for any Personnel of Target, or (C) new written employment agreement with any Personnel engaged in the business of Target to which Target is a party which cannot be terminated at will;

                  (j) made any advance (excluding advances for ordinary and necessary business expenses) or loan to any of its Personnel;

                  (k) extended credit in the sale of Inventory, services, collection of receivables or otherwise;

                  (l)  amended the Organizational Documents of Target; or

                  (m) suffered any material adverse change in its business, operations, Assets, prospects or condition (financial or otherwise).

         2.20     Personnel Information.

                  (a) Except as set forth in Schedule 2.20, Target is not a party to, does not have any obligation with respect to, and is not bound by any employment or consulting agreement or any collective bargaining agreement or other labor or employment agreement, or any incentive compensation, change in control, severance, personal or sick days or paid time off, contract, policy, plan or arrangement with respect to any Personnel or director of Target or other Person (the "Employee Arrangements").

                  (b) Schedule 2.20 contains a complete and accurate list of all individuals employed by Target, including name, date of hire, job title and rate of hourly pay or salary. Schedule 2.20 also contains a complete and accurate list of all individuals, if any, to whom offers of employment have been made but not yet accepted, including anticipated date of hire and a description of material compensation arrangements offered to such individual (other than Employee Benefit Plans set forth in Schedule 2.21).

                  (c) Target has no plans or arrangements contemplating or requiring Target to provide to any retired employee or director of Target, or their dependents, any benefits in the future, including, without limitation, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, or other benefits.

                  (d) Target has not agreed to recognize any union, employee organization, or other collective bargaining unit nor has any union or other collective bargaining unit been certified as representing any of Target's employees; there has been no organizational effort made or, to the Knowledge of Target, threatened by or on behalf of any labor union or other employee organization with respect to employees of Target within the preceding three (3) years; and there is no labor strike, slowdown, work stoppage or lockout actually pending or, to the Knowledge of Target, threatened against or affecting Target.

                  (e) Except as listed or set forth in Schedule 2.20, Target, with respect to its Personnel: (i) has no written personnel policy applicable to any Personnel, (ii) is in material compliance with all applicable Laws regarding employment and employment practices, including, without limitation ERISA and those laws relating to terms and conditions of employment, wages and hours, occupational safety and health and workers' compensation and is not engaged in any unfair labor practices, (iii) has no unfair labor practice charges pending or, to the Knowledge of Target, threatened against it in or before the National Labor Relations Board, (iv) has no grievances pending or, to the Knowledge of Target, threatened against it, (v) has no charges or complaints pending or, to the Knowledge of Target, threatened before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices, and (vi) has no private agreement restricting Target from relocating, closing or terminating any of its facilities.

         2.21     Employee Benefits.

                  (a) Attached hereto and made a part hereof are Schedules, identified below, which list all employee benefit plans within the three-year period before the date of this Agreement, (i) which are or had been maintained or administered by Target or any ERISA Affiliate,
         (ii) to which Target or any ERISA Affiliate contributes or contributed, or is or was legally obligated to contribute, or (iii) under which Target or any ERISA Affiliate has or had any liability with respect to its current or former Personnel:

                           (i)  Schedule 2.21 contains a list of each  "employee
                  welfare   benefit  plan"  (as  defined  in  ERISA  Section  3)
                 (collectively, the "Welfare Plans");

                           (ii) Schedule 2.21 contains a list of each  "employee
                  pension   benefit  plan"  (as  defined  in  ERISA  Section  3)
                  (collectively, the "Pension Plans");

                           (iii) Schedule 2.21 contains a list of each employee benefit plan, program, arrangement, agreement, policy or commitment, whether insured or uninsured, funded or unfunded, that is not a Welfare Plan or Pension Plan, relating to deferred compensation, bonus or compensation in addition to regular pay or wages, stock-related compensation, severance, unemployment, flexible benefits, disability, vacation, sickness, leave of absence, fringe benefits, employee awards, educational assistance or reimbursement, employee discounts, excess benefits, rabbi, secular or vesting trust, child or dependent care, long-term and nursing home care, and profit sharing (collectively, the "Employee Plans").

         Solely for purposes of this Section 2.21, "ERISA Affiliate" means any Person which together with Target would be treated as a single employer under Code Section 414. Schedule 2.21 sets forth the names of each such ERISA Affiliate. Solely for purposes of this Section 2.21, the Employee Plans, Welfare Plans and Pension Plans are collectively referred to as "Employee Benefit Plans."

                  (b) Except as set forth in Schedule 2.21: (i) each Pension Plan is qualified under Code Section 401, and any trust maintained pursuant thereto is exempt from federal income taxation under Code
         Section 501; (ii) the Welfare Plans and Employee Plans, and all trust agreements, custodial agreements, insurance or annuity contracts thereunder, have been maintained, in all material respects, in accordance with their terms and applicable Law; (iii) Target has complied with respect to each Employee Benefit Plan, in all material respects, with the reporting, notice and disclosure requirements of ERISA; (iv) no plan fiduciary, "party in interest" or "disqualified person" has engaged in a "prohibited transaction" within the meaning of ERISA Section 406 or Code Section 4975 which has or will result in any penalty or Tax under ERISA Section 502(i) or Code Sections 4975 and 4976 to Target or any ERISA Affiliate, or any director, officer or employee of Target or any ERISA Affiliate; (v) all of the Employee Benefit Plans comply currently both as to form (to the extent required by Code Section 401(b)) and operation, in all material respects, with their terms and with the provisions of ERISA and the Code, and all other applicable laws, rules and regulations; and (vi) a favorable determination as to the qualification under Code Section 401(a) has been made by the Internal Revenue Service with respect to each Pension Plan, and to the Knowledge of Target, nothing has occurred since the date of such determination that would adversely affect such qualification. Neither Target nor any ERISA Affiliate has during the preceding six (6) years made or had an obligation to make contributions to any benefit plan set forth in ERISA Sections 4001(a)(3), 4062, 4063 or 4064.

                  (c) With respect to each Pension Plan, the funding method used in connection with such Pension Plan has at all times satisfied and will as of the Closing Date satisfy any and all requirements under ERISA or the Code. Except as set forth in Schedule 2.21, there is as of the date hereof no "accumulated funding deficiency" (as defined in ERISA Section 302(a)(2) and Code Section 412(a)), whether or not waived, which exists with respect to any plan year of any Pension Plan.

                  (d) All contributions required to have been made under any Employee Benefit Plans or any Law (without regard to any waivers granted under Code Section 412) to any trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extensions).

                  (e) With respect to each Employee Benefit Plan, a complete and correct copy of each of the following documents (if applicable) has been made available to Company: (i) the most recent plan and related trust documents, agency agreements, custodial agreements, insurance or annuity contracts, and any other funding instruments, and all amendments thereto; (ii) the most recent summary plan description, and all related summaries of material modifications; (iii) the most recent Form 5500 (including schedules); (iv) the most recent IRS determination letter and any IRS Private Letter Ruling applicable to such Employee Benefit Plan; (v) the most recent actuarial reports (including reports prepared for purposes of Financial Accounting Standards Board report nos. 87, 106 and 112); and (vi) all minutes of the governing body or committee of Target and each ERISA Affiliate relating to each such plan; (vii) filings with, or reports to, the PBGC; (viii) each advisory opinion, private exemption or other letter from the United States Department of Labor or PBGC applicable to such Employee Benefit Plan; and (ix) all information relating to the termination, merger or curtailment of any Employee Benefit Plan of Target occurring in any of the five (5) calendar years preceding the date of this Agreement.

                  (f) Except as set forth in Schedule 2.21, there are no pending or, to the Knowledge of Target or its ERISA Affiliates, threatened actions, lawsuits, claims for benefits (except in the ordinary course of administration), proceedings, investigations, audits, or arbitrations, as of the date of this Agreement and as of the Closing Date, involving any Employee Benefit Plan or its assets, plan sponsor, plan administrator or fiduciaries with respect to the operation of such plan.

                  (g) Target and each ERISA Affiliate have complied with the requirements of COBRA and the rules and regulations thereunder. Target has furnished to Acquiror a list of: (i) all individuals who have elected or who are eligible to elect COBRA continuation coverage under any of the Welfare Benefit Plans, and (ii) the dates of each qualifying event and COBRA continuation coverage periods for each such individual.

                  (h) Neither Target nor any ERISA Affiliate has any leased employees within the meaning of Code Section 414(n) nor any employees within the meaning of the regulations under Code Section 414(o). Except as set forth in Schedule 2.21, none of the employees of Target or any ERISA Affiliate is a member of, nor is any Employee Benefit Plan maintained in connection with, any voluntary employees' beneficiary association within the meaning of Code Section 501(c)(9) which is maintained, sponsored or contributed to by Target or any ERISA Affiliate.

                  (i) No condition, fact, or circumstance exists, or will exist at Closing, which would prevent Target or any ERISA Affiliate from amending or terminating any Employee Benefit Plan with respect to any current, former or retired Personnel or independent contractor of Target or any ERISA Affiliate except under the terms of a collective bargaining agreement set forth in Schedule 2.21.

                  (j) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) result in any payment becoming due to any Personnel (current, former or retired) of Target; (ii) increase any benefits under any Employee
         Benefit Plan or any arrangement set forth in Section 2.21; or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

         2.22 Severance Arrangements. Without limiting Section 2.21 above, except as set forth in Schedule 2.22, Target has not entered into any severance or similar arrangement in respect of any present or former Personnel that shall result in any obligation (absolute or contingent) of Target, Acquiror or the Surviving Corporation to make any payment to any present or former Personnel following termination of employment, including the termination of employment effected by the transactions contemplated by this Agreement. The consummation of the transactions contemplated by this Agreement will not trigger any severance or similar arrangement of Target payable by Acquiror or the Surviving Corporation after the Closing.

         2.23 Litigation; Decrees. To Target's Knowledge, there are no judicial or administrative actions, proceedings or investigations pending or threatened that question the validity of this Agreement or any action taken or to be taken by Target or the Shareholders in connection with this Agreement. Except as set forth in Schedule 2.23: (i) there are no lawsuits, claims, administrative or other Proceedings or investigations pending or, to Target's Knowledge, threatened by, against or affecting Target or any of its Assets; and (ii) there are no judgments, orders or decrees of any Governmental Entity binding on Target or any of its Assets.

         2.24 Compliance With Law; Permits. To Target's Knowledge, except as set forth in Schedule 2.24, Target has materially complied with each Law of any Governmental Entity to which Target or its business, operations or Assets is subject (including, without limitation, any federal, state or local Laws, relating to network marketing, business opportunities, franchising, lottery, pyramid schemes or similar laws) and is not currently in violation, or alleged by any Governmental Entity to have violated, of any of the foregoing. Target owns, holds, possesses or lawfully uses in the operation of its business all Permits which are required for it to conduct its business as now conducted or for the ownership and use of the Assets, in material compliance with all Laws. Target holds no permits.

         2.25     Environmental Matters.

                  (a) Target has complied and is in compliance, each case in all material respects, with all Environmental Laws applicable to the ownership, use and/or operation of Target's Assets or business;

                  (b) (i) Target has obtained and currently maintains all Environmental Permits required by applicable Environmental Laws for Target's business and operations, and Target is in compliance in all material respects with such Environmental Permits, (ii) there are no judicial or administrative actions, proceedings or investigations pending or, to Target's Knowledge, threatened, to revoke or materially modify the terms of any such Environmental Permits, and (iii) Target has not been notified by any Governmental Entity or Person that Target does not have all Environmental Permits required for the current use or operation of any of the Assets or Target's business;

                  (c)  There  are  no   judicial  or   administrative   actions,
         proceedings, inquiries or investigations pending or, to Target's Knowledge, threatened, against Target alleging the violation of any Environmental Law or the terms of any Environmental Permit;

                  (d) To Target's Knowledge, Target is not subject to any Environmental Costs and Liabilities as respects any violation of any applicable Environmental Law concerning the generation, storage, treatment, disposal or release of Hazardous Materials, and, to Target's Knowledge, no facts or circumstances exist which could subject Target to any Environmental Costs and Liabilities concerning the generation, storage, treatment, disposal or Releases of Hazardous Materials;

                  (e) To Target's Knowledge, there are no Hazardous Materials present in violation of any applicable Environmental Law at, on, in or under the Leased Real Property or any geologically or hydrologically adjoining property; and

                  (f) Target has provided for Acquiror's review true and complete copies of all Environmental Permits issued to Target, and any and all written reports, studies, analyses, surveys, assessments, tests and sampling results in Target's possession or under Target's control pertaining to Hazardous Materials at, in, on or under the Leased Real Property, or concerning the Leased Real Property's compliance with Environmental Laws, or the compliance by Target or any other person or entity for whose conduct Target is or may be held responsible with Environmental Laws.

         2.26     Tax Matters.

                  (a) Target has filed all Income Tax Returns that it was required to file. All such Income Tax Returns were correct and complete in all material respects. All Income Taxes owed by Target (whether or not shown on any Income Tax Return) have been paid. Target currently is not the beneficiary of any extension of time within which to file any Income Tax Return.

                  (b) There is no material dispute or claim concerning any Income Tax liability of Target either (i) claimed or raised by any authority in writing or (ii) as to which any of the Shareholders and the directors and officers of Target has Knowledge based upon personal contact with any agent of such authority.

                  (c) Schedule 2.26 contains a complete and accurate list of all federal, state, local, and foreign Income Tax Returns filed with respect to Target, indicates those Income Tax Returns that have been audited, and indicates those Income Tax Returns that currently are the subject of audit. Target has delivered to the Company correct and complete copies of all federal Income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Target. Target has not waived any statute of limitations in respect of Income Taxes or agreed to any extension of time with respect to an Income Tax assessment or deficiency.

                  (d) Target has not filed a consent under Code Section 341(f) concerning collapsible corporations. Target has not made any material payments, is not obligated to make any material payments, and is not a party to any agreement that under certain circumstances could obligate it to make any material payments that will not be deductible under Code
         Section 280G. Target has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Target is not a party to any tax allocation or sharing agreement. Target (i) has not been a member of an Affiliated Group filing a consolidated federal Income Tax Return (other than a group the common parent of which was the Target) or (ii) has any liability for the taxes of any Person (other than Target) under Reg. '1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

                  (e) Any unpaid Income Taxes of the Target (i) did not, as of the Interim Balance Sheet Date, exceed any reserve for Income Tax liability (rather than a reserve for deferred taxes established to reflect timing differences between book and tax income) set forth in the face of the Interim Balance Sheet (rather than in any notes thereto) and (ii) will not exceed any such reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Target in filing its Income Tax Returns.

                  (f) The amount and expiration dates of any net operating losses, net capital losses, unused investment or other credit allocable to Target set forth in Target's Financial Statements and notes thereto for the year ended December 31, 1997 are true and accurate as of such date.

                  (g) Target has not since its incorporation been qualified as an S corporation within the meaning of Code Section 1361(a)(1) (and any predecessor provision) and under any comparable state or local Law under which Target may be eligible for analogous treatment; and neither Target nor the Shareholders has taken or caused or permitted to be taken any action for the purpose of electing S corporation treatment.

         2.27 Commissions or Finders Fees. Neither Target nor any Person acting on behalf of Target has agreed to pay a commission, finder's fee or similar payment in connection with this Agreement or any matter related hereto to any Person.

         2.28 Certain Business Practices and Regulations; Potential Conflicts of Interest.

                  (a) To Target's Knowledge, neither Target, nor any Personnel or any other Person acting on behalf of Target has made any unlawful payment which might subject Target to any damage or penalty in any civil, criminal or governmental litigation or proceeding which could have a material adverse effect on Target's business, operations Assets, prospects or condition (financial or otherwise).

                  (b) Except as set forth in Schedule 2.28, no officer or director of Target nor, to Target's knowledge, any other Shareholder or employee of Target or any Person controlled by any of the foregoing (i) owns, directly or indirectly, any interest in, or is a director, officer, employee, consultant or agent of, any Person which is a competitor, lessor, lessee or customer of, or supplier of goods or services to, the business of Target, (ii) has any cause of action or other suit, action or claim whatsoever against, or owes any amount to Target, or (iii) is a party to any contract or agreement or participates in any arrangement, written or oral, pursuant to which Target provides services of any nature to any such Person, otherwise than in his capacity as an employee of Target. Except for transactions in the Ordinary Course of Business and except as set forth in Schedule 2.28, there are no transactions presently pending or planned, or initiated since the Interim Balance Sheet Date, between Target and any officer or director of Target or, to Target's knowledge, any other
         Shareholder or employee of Target or any Person controlled by any of the foregoing, including any contract, agreement or other arrangement
         (x) providing for the furnishing of services by Target, (y) providing for the rental of real or personal property of Target, or (z) otherwise requiring payments from Target (other than for services as officers or directors of Target) to any such Person.

                  (c) Neither Target nor any of the Shareholders, or to Target's Knowledge, directors, officers or employees of Target has engaged in any business practice (i) which may be considered dishonest or unethical or (ii) not in compliance with industry custom and standards, in connection with any of the operations of Target.

         2.29 Year 2000 Problem. Target has reviewed the areas within its business and operations which could be adversely affected by, and has developed or is developing a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by Target may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date on or after December 31, 1999), and has, to the extent possible, made related inquiry of material suppliers and vendors.

         2.30 Disclosure. With respect to this Agreement, the Schedules and Exhibits to this Agreement and the other agreements contemplated by this Agreement, to the Knowledge of Target, Target has not made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

3. REPRESENTATIONS AND WARRANTIES OF ACQUIROR. As a material inducement to Target to enter into this Agreement and consummate the transactions contemplated herein, Acquiror represents and warrants to Target, as of the date of this Agreement and as of the Closing Date (as if made on such date), as follows:

         3.1 Organization. Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and has the requisite corporate power and authority to own, lease and operate its Assets and to carry on its business as presently conducted.

         3.2 Authority; Power; Binding Effect. The execution, delivery and performance of this Agreement and the agreements, instruments and documents contemplated hereby (collectively, the "Other Agreements") by Acquiror has been authorized by all necessary corporate action on the part of Acquiror and no other proceedings (corporate or other) on the part of Acquiror are necessary to authorize the execution, delivery and performance of this Agreement and the Other Agreements. Acquiror has the requisite power and authority to execute and deliver this Agreement and the Other Agreements, to consummate the transactions contemplated hereby and thereby and to take any and all other actions required to be taken by it pursuant to the provisions of this Agreement and the Other Agreements. This Agreement and the Other Agreements have been duly executed and delivered by Acquiror and, assuming the due execution and delivery of this Agreement by Target, or the other applicable parties to the Other Agreements, this Agreement and the Other Agreements constitute the legal, valid and binding obligation of Acquiror enforceable against it in accordance with its terms and conditions.

         3.3 Acquiror Common Stock. The Acquiror Common Stock to be delivered in connection with the Merger as provided in this Agreement has been duly authorized by Acquiror and, when delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, free and clear of any Encumbrances (other than the restrictions on transfer contemplated by this Agreement), and no shareholder of Acquiror will have any preemptive right of subscription or purchase in respect thereof.

         3.4 No Violation; Consents. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein by Acquiror will, directly or indirectly, with or without notice or the passage of time, except as contemplated by this Agreement: (a) violate or conflict with any provision of the Organizational Documents of Acquiror; (b) violate any provision of any Law of any Governmental Entity applicable to Acquiror; (c) conflict with, violate or result in a breach of or constitute (with due notice or lapse of time) a default under any contract, lease, loan agreement, mortgage, security agreement, indenture, or other agreement or instrument to which Acquiror is a party or by which Acquiror is bound or to which any of its Assets is subject;
(d) result in the imposition of any Encumbrance on Acquiror or any of its Assets; or (e) require any authorization, consent, approval or other action by or notice to or filing with any Person or Governmental Entity.

         3.5 Commission Documents and Other Reports. Acquiror has filed all periodic reports required to be filed by it with the Commission (the "Acquiror Commission Documents"). As of their respective dates, the Acquiror Commission Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and none of the Acquiror Commission Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since the date of the last filed Acquiror Commission Document, Acquiror has not suffered a material adverse change in its condition (financial or otherwise). The consolidated financial statements of Acquiror included in the Acquiror Commission Documents complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, were prepared in accordance with GAAP (except, in the case of the unaudited statements, as permitted by the regulations of the Commission) consistently applied throughout the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position, results of operations and cash flows of Acquiror and its consolidated subsidiaries as of the dates or for the periods indicated therein, subject, in the case of the unaudited statements, to normal non-material changes resulting form audit, customary year-end adjustments and the absence of footnote disclosure.

         3.6 Commissions or Finders Fees. Neither Acquiror nor any Person acting on behalf of Acquiror has agreed to pay a commission, finder's fee or similar payment in connection with this Agreement or any matter related hereto to any Person.

         3.7 Disclosure. With respect to this Agreement, the Schedules and Exhibits to this Agreement and the other agreements contemplated by this Agreement, to the Knowledge of Acquiror, Acquiror has not made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

4.       OTHER COVENANTS AND AGREEMENTS.

         4.1 General. Each of the Parties will use all reasonable commercial efforts in good faith to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Sections 5, 6 and 7), and no Party shall take any action which is inconsistent with its obligations under this Agreement.

         4.2 Shareholders Agreement. Target shall use all reasonable commercial efforts to cause each of the Shareholders to execute and deliver (prior to or contemporaneously with the execution and delivery hereof by Target) the Shareholders Agreement in the form attached hereto as Exhibit 4.2 (the "Shareholders Agreement").

         4.3 Full Access to Information. Target will permit representatives of Acquiror to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Target, to all premises, properties, personnel, books, records (including tax records), contracts and documents of or pertaining to Target.

         4.4 Conduct of Business. Except as consented to by Acquiror in writing, between the date hereof and the Closing Date, Target will:

                  (a) conduct the business of the Target only in the Ordinary Course of Business;

                  (b) use reasonable commercial efforts to preserve intact the current business organization of Target, keep available the services of the Personnel of Target, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with Target;

                  (c) confer with Acquiror concerning operational matters of a material nature (including, without limitation, any purchase orders in excess of $10,000);

                  (d) otherwise report periodically to Acquiror concerning the status of the business, operations and finances of Target; and

                  (e) not take or omit to take any action that is inconsistent with any representation or warranty of Target in Section 2 or that would cause any such representation or warranty to be untrue or incorrect if such representation or warranty were made immediately following the taking of or failure to take such action.

         4.5      Notification.  Between the date hereof and the Closing Date:

                  (i) Each Party will promptly notify the other Party in writing if it becomes aware of any fact or condition that causes or constitutes a Breach of any of its representations and warranties as of the date of this Agreement, or if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in any of the Schedules if the Schedules were dated prior to the date of the occurrence or discovery of any such fact or condition, such Party will promptly deliver to the other Party a supplement to its Schedules specifying such change; and

                  (ii) Each Party will promptly notify the other Party of the occurrence of any Breach by it of any covenant in this Section 4, or of the occurrence of any event that may make the satisfaction of the conditions in Sections 5, 6 or 7 impossible or unlikely.

         4.6 Approvals; Filings. As promptly as practicable after the execution of this Agreement, each Party shall use its reasonable best efforts to obtain, and to cooperate with the other Parties in obtaining, all authorizations, consents, orders and approvals of any Governmental Entity or other Person that may be or become necessary in connection with the consummation of the transactions contemplated by this Agreement, and to take all reasonable actions to avoid the entry of any order or decree by any Governmental Entity prohibiting the consummation of the transactions contemplated hereby. However, the foregoing notwithstanding, this Agreement shall not require Acquiror, Target or any of their Affiliates to dispose of or make any change in any portion of its business or to incur any other burden to obtain the authorization, consent or approval of any Governmental Entity.

         4.7 Confidentiality. Prior to Closing, Acquiror and Target shall keep confidential, and shall use reasonable efforts to cause their respective shareholders, directors, officers, employees and representatives to keep confidential all information obtained by it with respect to the other and their respective Affiliates in connection with this Agreement and the negotiations preceding this Agreement, and shall use, and shall cause its respective shareholders, directors, officers, employees and representatives to use, such information solely in connection with the transactions contemplated by this Agreement. If the transactions contemplated hereby are not consummated, each shall return to the other, without retaining a copy thereof, any schedules, documents or other written information obtained from the other in connection with this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, no party shall be required to keep confidential or return any information which (a) is known or available through other lawful sources not bound by a confidentiality agreement with the disclosing party, (b) is or becomes publicly known through no fault of the receiving party or its agents,
(c) is required to be disclosed pursuant to an order or request of a judicial authority or Governmental Entity (provided the disclosing party is given reasonable prior notice) or (d) is developed by the receiving party independently of the disclosure by the disclosing party.

         4.8 Publicity. Prior to the Closing, no Party hereto will issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other Party, which consent will not be unreasonably withheld; provided, however, that nothing herein will prohibit any Party from issuing or causing publication of any such press release or public announcement to the extent that such Party determines such action to be required by Law or the rules of any national stock exchange applicable to it or its Affiliates, in which event the Party making such determination will, if practicable in the circumstances, use reasonable efforts to allow the other Party reasonable time to comment on such release or announcement in advance of its issuance. The foregoing notwithstanding, the Parties shall cooperate in the issuance of one or more joint press releases or other communications (including communications to distributors and marketing associates of Target and Acquiror) in form and content satisfactory to Target and Acquiror concerning the execution and delivery of this Agreement and the transactions contemplated hereby.

         4.9 Acquisition Proposals. Unless and until this Agreement shall be terminated in accordance with Section 12, Target shall not and shall not authorize or permit any director or Personnel of, or any investment banker, attorney, accountant or other representative retained by Target to, directly or indirectly, solicit, initiate or encourage submission of (including by way of furnishing information) any proposal or offer from any Person which constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, entertain any discussions or negotiations with respect to an Acquisition Proposal, or enter into any agreement or commitment providing for or relating to an Acquisition Proposal. With respect to Acquisition Proposals received after the date of this Agreement, Target shall promptly notify Acquiror upon receipt of any Acquisition Proposal or any request for information relating to Target in connection with an Acquisition Proposal or for access to the directors, Personnel, assets, books or records of Target.

         4.10 Tax-Free Reorganization. It is intended that the Merger be treated as a reorganization within the meaning of Section 368(a) of the Code. Subject to the terms and conditions hereof, the Parties shall use their reasonable best efforts to cause the merger to be treated as a reorganization within the meaning of Section 368(a) of the Code and to obtain the opinion Crowe & Dunlevy, A Professional Corporation, (or such other firm as is reasonably acceptable to Target and Acquiror) to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (ii) each of Acquiror and Target will be a party to such reorganization within the meaning of Section 368(b) of the Code, and (iii) no gain or loss (except with respect to cash received in lieu of fractional shares), will be recognized by the Shareholders as a result of the Merger with respect to the shares of Target Common Stock converted into shares of Acquiror Common Stock. Such opinion may be based upon representations of the Parties.

         4.11 Pooling of Interests. It is intended that the Merger be accounted for as a pooling of interests, and, subject to the terms and conditions hereof, the parties shall each use reasonable commercial efforts to cause the Merger to be accounted for as a pooling of interests in accordance with GAAP and in accordance with all rules, regulations and policies of the Commission and to cause their respective independent accounting firms to deliver letters in form reasonably acceptable to Acquiror to the effect that the Merger may be accounted for as a pooling of interests.

         4.12 Stock Exchange Listing. Within ninety (90) days following the Closing Date, Acquiror shall cause the shares of Acquiror Common Stock to be issued in the Merger to be approved for listing on the American Stock Exchange (or such other principal national securities exchange on which the Acquiror Common Stock is then listed).

         4.13 Marketing Services Agreements and Non-Competition Agreements. Acquiror and each of Jeff Olson and Eric Worre shall enter into Marketing Services Agreements in the forms attached to Schedule 4.13 (the "Marketing Services Agreements") and Non-Competition Agreements in the forms attached to
Schedule 4.13 (the "Non-Competition Agreements").

         4.14 Certain Payments to Target Employees. Acquiror agrees to make following the Closing the payments to certain current key employees of Target in an aggregate amount of $849,000 (the "Target Employee Payments"). The Target Employee Payments to be made to any particular employee may be conditioned upon continued service by the employee following the Closing and receipt by Acquiror from the employee, in form satisfactory to Acquiror, of a written waiver of any rights to any additional bonus, severance or other payments of compensation from Acquiror (excluding normal salary). Except with respect to the stated amount of the Target Employee Payments and any severance amounts payable under the employment agreement of Steve Kovac, Acquiror shall have no liability or obligation to any Target Personnel with respect to any accrued or unaccrued bonus, deferred compensation, severance or other compensation amounts (excluding normal salary). From the Interim Balance Sheet Date through the Closing Date, Target shall not have made any payments of any accrued or unaccrued bonus, deferred compensation, severance or other compensation amounts (excluding normal salary), or if so made, the aggregate amount of the Target Employee Payments to be made by Acquiror shall be reduced on a dollar for dollar basis by the amount of such payment made by Target.

         4.15 Third Party Fees and Expenses of Target. All fees, expenses, charges or disbursements to attorneys, accountants or other third parties incurred or to be incurred by Target and its Shareholders for services rendered in connection with the negotiation of, preparation for and Closing of this Agreement and the Merger and related matters shall not exceed $135,000 in the aggregate; provided, however, that Target shall not pay any fees and expenses of any accountants or other third parties retained by the Shareholders that were incurred in connection with the determination of the valuation of the Target 1996 Warrants.

         4.16 Termination of Other Agreements Affecting Target Common Stock. Target shall use reasonable commercial efforts to cause the termination and cancellation of the Shareholders' Agreement dated July 26, 1996, the Voting Agreement dated as of February 13, 1995, the Stock Purchase Agreements dated on or about February 8, 1995 (providing for certain preemptive rights to acquire additional shares of TPN Common Stock) and all other agreements to which Target is a party that affect the voting, disposition or ownership of Target Common Stock effective as of the Closing, so that such agreements shall be of no further force or effect after the Closing.

         4.17 Termination of Employment Agreements. Target shall use reasonable commercial efforts to cause the termination and cancellation of the Employment and Noncompetition Agreement dated July 25, 1996 with Jeff Olson and the Employment and Noncompetition Agreement dated as of June 25, 1996 with Eric Worre effective as of the Closing, so that such agreements shall be of no further force or effect after the Closing.

5. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each Party under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to Closing, of all of the following conditions, any one or more of which may be waived in whole or in part at the option of Acquiror or Target:

         5.1 Tax-Free Reorganization. The tax opinion described in Section 4.10 shall have been delivered to the Parties and the Shareholders as of the Closing Date.

         5.2 Pooling of Interests. The Merger shall qualify as a pooling of interests for financial reporting purposes, in accordance with GAAP consistently applied and in accordance with all rules, regulations, and policies of the Commission and the pooling letters described in Section 4.11 shall have been delivered or confirmed as of the Closing Date.

         5.3 Governmental and Third Party Consents and Approvals. All consents, approvals, waivers permits and authorizations required to be obtained prior to the Effective Time from, any Governmental Entity or other Person (including, without limitation, those set forth in Schedules 2.4) in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained (as the case may be).

         5.4 No Adverse Proceedings. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any Governmental Entity and remain in effect, and no proceedings seeking the issuance of such an order or injunction, or seeking relief against Acquiror or Target if the Merger is consummated, shall be pending or threatened which, in the good faith judgment Target's or Acquiror's respective Board of Directors (acting upon the written opinion of their respective outside counsel), has a reasonable probability of resulting in such order, injunction or relief and any such relief would have a material adverse effect on such Party.

6. CONDITIONS PRECEDENT TO OBLIGATIONS OF ACQUIROR. The obligations of Acquiror under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to Closing, of all of the following conditions (any one or more of which may be waived in whole or in part at the option of Acquiror):

         6.1 Representations and Warranties. The representations and warranties of Target made in this Agreement or in any Exhibit, Schedule or document delivered pursuant hereto must have been true and correct in all material respects as of the date hereof and must be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date.

         6.2 Performance by Target. All of the covenants and obligations that Target is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects.

         6.3 Absence of Material Adverse Changes. From the date of this Agreement until the Closing, there must not have occurred any material adverse change in the business operations, Assets, prospects or condition (financial or otherwise) of Target.

         6.4 Certificate. Acquiror shall have received a certificate, dated as of the Closing Date, executed on behalf of Target by its chief executive officer and its chief financial officer, certifying that each of the conditions specified in Sections 6.1, 6.2 and 6.3 have been satisfied and that, except as set forth on a schedule to such certificate, all third party or governmental consents, approvals, waivers, permits and authorizations referred to in Section
5.3 required to obtained by Target have been obtained and are in full force and effect as of the Closing.

         6.5  Closing  Documents.   Target  or   the   Shareholders   must  have
delivered  to  Acquiror  all of the documents set forth in Sections 8.2 and 8.4.

         6.6 Execution of Shareholders Agreement by all Shareholders. Each of the Shareholders must have executed and delivered the Shareholders Agreement, and no Shareholder shall be in Breach of any representation, warranty or covenant contained therein.

         6.7 Termination of Certain Agreements. Each of the agreements described in Sections 4.16 and 4.17 shall have been terminated and of no further force or effect as of the Closing.

7. CONDITIONS PRECEDENT TO OBLIGATIONS OF TARGET. The obligation of Target under this Agreement to consummate the transactions contemplated hereby is subject to the satisfaction, at or prior to the Closing, of each the following conditions (any of which may be waived in whole or in part at the option of Target):

         7.1 Representations and Warranties. All representations and warranties of Acquiror made in this Agreement or in any Exhibit, Schedule or document delivered pursuant hereto must have been true and correct in all material respects as of the date hereof and must be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date.

         7.2 Performance by Acquiror. All of the covenants, agreements and obligations that Acquiror is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects.

         7.3 Absence of Material Adverse Changes. From the date of this Agreement until the Closing, there must not have occurred any material adverse change in the business operations, assets, prospects or condition (financial or otherwise) of Acquiror.

         7.4 Certificate. Target must have received a certificate, dated as of the Closing Date, by a duly authorized officer of Acquiror, certifying that the conditions specified in Sections 7.1, 7.2 and 7.3 have been satisfied.

         7.5 Execution of Shareholders Agreement by Acquiror. Acquiror must have executed, delivered and entered into the Shareholders Agreement with each Shareholder that has executed and delivered the Shareholders Agreement.

         7.6 Closing Documents. Acquiror must have delivered to Target or the Shareholders all of the documents set forth in Sections 8.3 and 8.4.

8.       CLOSING.

         8.1 Closing Date. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Target, or at such other location as the Parties shall agree, commencing at 1:00 p.m. local time on September 23, 1998, or as soon thereafter as all of the conditions precedent set forth herein have been satisfied or waived or on such date as the Parties shall agree (the "Closing Date").

         8.2 Documents to be Delivered by Target and Shareholders. At the Closing, Target and Shareholders will deliver to Acquiror the following:

                  (a) Officers' Certificate. A certificate, dated the Closing Date, executed on behalf of Target in the form set forth in Section 6.4.

                  (b) Opinion. A written opinion of Jackson Walker L.L.P., counsel to Target, addressed to Acquiror, dated the Closing Date, in form and substance as set forth in Exhibit 8.2(b).

                  (c) Good Standing Certificates. Governmental certificates showing that Target is duly incorporated, validly existing and in good standing in the state of its incorporation certified as of a date not more than ten (10) days before the Closing Date.

                  (d) Evidence of Governmental and Third-Party Consents and Approvals. Evidence in form reasonably satisfactory to Acquiror of the receipt of each of the governmental and third-party consents, approvals and waivers set forth in Section 6.3.

                  (e) Lien Searches. Lien searches for federal and state tax liens, judgment liens, and other liens dated no earlier than ten (10) days prior to Closing Date and showing the absence of any Encumbrances (other than Permitted Encumbrances).

                  (f) Target Stock Certificates and Warrant Agreements. Certificates evidencing outstanding shares of Target Common Stock and agreements evidencing Target 1996 Warrants surrendered as contemplated by Sections 1.5 and 1.6.

                  (g)   Other   Documents.    Such   additional    certificates,
         instruments, documents, information and materials as Acquiror may reasonably request.

         8.3 Documents to be Delivered by Acquiror. At the Closing, Acquiror will deliver to Target or the Shareholders the following:

                  (a) Merger Consideration. Certificates representing the Acquiror Common Stock constituting the Merger Consideration and checks in payment of cash in lieu of fractional shares shall be delivered to the Shareholders in the amounts and manner as set forth in Section 1.5, of which shares 125,000 of the shares deliverable to the Shareholders shall be delivered to the Escrow Agent pursuant to the Escrow Agreement.

                  (b) Officer's Certificate. A certificate, dated the Closing Date, executed on behalf of Acquiror in the form set forth in Section 7.4.

                  (c)   Opinion.   Written   opinion  of  Crowe  &  Dunlevy,   A
         Professional Corporation, addressed to the Shareholders, dated the Closing Date, in form and substance as set forth in Exhibit 8.3(c).

                  (d)  Tax-Free Reorganization.  The tax  opinion  described  in
         Section 4.10.

                  (e) Pooling of  Interests.  The pooling  letters  described in
         Section 4.11.

                  (f) Certificates of Merger. The Certificates of Merger, or copies thereof, in form suitable for filing as contemplated by Section 1.8.

                  (g) Good Standing Certificates. Governmental certificate showing that Acquiror is duly organized, validly existing and in good standing in the state of its incorporation as of a date not more than ten (10) days before the Closing Date.

                  (h)   Other   Documents.    Such   additional    certificates,
         instruments,   documents,  information  and  materials  as  Target  may
         reasonably request.

         8.4 Mutual Deliveries. At the Closing, each of Acquiror, Target and the Shareholders, as applicable, shall execute and deliver or cause to be executed and delivered:

                  (a)      The Marketing Services Agreements;

                  (b)      The Non-Competition Agreements;

                  (c)      The Escrow Agreement; and

                  (d) The Shareholders Agreement (to the extent not previously executed and delivered by any Shareholder).

         8.5 Concurrent Conditions. The performance or tender of performance at Closing of all matters applicable to a Party under this Agreement shall be deemed concurrent conditions and no Party shall be required at Closing to perform, or tender performance of, the obligations of such Party hereunder unless, coincident therewith, each other Party from whom performance is required under this Agreement performs or tenders performance of its obligations hereunder.

9.       INDEMNIFICATION BY TARGET; ESCROW FUND.

         9.1 Survival; Right to Indemnification Not Affected by Investigation. All representations, warranties, covenants and obligations in this Agreement, any Schedules attached hereto pursuant to Section 2 or otherwise, the certificates delivered pursuant to Sections 6.4 and 7.4 and any other certificate or agreement delivered pursuant to this Agreement will survive the Closing to the extent provided in Section 9.4 below. The right to indemnification based on Breach of the representations, warranties, covenants and obligations of a Party in this Agreement will not be affected by any investigation conducted by the other Party; provided however, notwithstanding anything herein to the contrary, a Party shall not be liable for any damages arising from a Breach which the other Party, or any of their respective officers, counsel or other representatives, had actual Knowledge was incorrect or false prior to the Closing Date. For purposes hereof, Acquiror shall be deemed to have actual Knowledge of the facts set forth in the Schedules hereto, including, without limitation, Schedule 9.1 attached hereto, and the content of the documents described in the Schedules hereto to the extent that true and complete copies thereof have been provided the Acquiror. In addition, notwithstanding anything herein to the contrary, it is understood and acknowledged that no claims for Damages may be made as a result of an adverse change after the Closing to the business conducted by Target that results from the consummation of the transactions contemplated herein (but provided such adverse change is not the result of the Breach of any specific representation, warranty or covenant of Target herein) or the actions or inactions of Acquiror following the Closing, including, without limitation, any changes in accounting policies or changes to the business formerly conducted by Target (but provided that the foregoing shall not apply to actions or inactions of Acquiror in resolving following the Closing any Specific Indemnity Matters or any Third-Party Claims arising under the General Indemnity Matters).

         9.2 Escrow Fund. Pursuant to the terms of the Escrow Agreement, an Escrow Fund consisting of 125,000 shares of Acquiror Common Stock to be issued as part of the Merger Consideration shall be established and made available to indemnify and compensate Acquiror for any Damages (as defined in Section 9.3 below) incurred by Acquiror. Target and Acquiror each acknowledge that any such Damages represent contingencies that, if known and/or fully resolved as of the Closing Date, would have led to negotiated reduction in the Merger Consideration. Of the shares of Acquiror Common Stock forming the Escrow Fund, 50,000 shares shall be subject to payment of Damages incurred by Acquiror in connection with the matters set forth in Section 9.3(a) below (collectively, the "General Indemnity Matters"), and 75,000 shares shall be subject to payment of Damages incurred by Acquiror in connection with the matters set forth in Section 9.3(b) below (collectively, the "Specific Indemnity Matters"). The portion of the Escrow Fund allocated for payment of Damages in connection with General Indemnity Matters shall not be available for payment of Damages in connection with Specific Indemnity Matters, and the portion of the Escrow Fund allocated for payment of Damages in connection with Specific Indemnity Matters shall not be available for payment of Damages in Connection with General Indemnity Matters. If the Closing occurs, the Escrow Fund shall be the exclusive remedy of Acquiror with respect to this Agreement and all or any aspect of the transactions contemplated herein (provided that it is understood and acknowledged that the rights and remedies of the respective parties to the Shareholders Agreement, the Marketing Services Agreements and the Non-Competition Agreements shall be independent of this Agreement and the remedies set forth herein). However, nothing in this Section 9 shall limit the liability of (i) Target in connection with any Breach of any representation, warranty or covenant in this Agreement or the Schedules hereto if the Closing does not occur or (ii) of any Shareholder in connection with any Breach by such Shareholder of the Shareholders Agreement or any other agreement entered in to by such Shareholder in connection with the Merger.

         9.3      Damages.

                  (a) Damages means the amount of any loss, liability, obligation, debt, claim, damage or expense (including costs of investigation and defense and reasonable attorneys' fees), whether or not involving a Third-Party Claim, incurred by Acquiror or its directors, officers, employees, agents, advisors, stockholders, controlling persons, and Affiliates arising, directly or indirectly, from and in connection with:

                           (i) any Breach of any representation or warranty made
                  by Target in this Agreement, the Schedules or any other certificate or document delivered by Target pursuant to this Agreement; and

                           (ii)  any  Breach  by  Target  of  any   covenant  or
obligation of Target in this Agreement.

                  (b)  Damages  also  means the  amount of any loss,  liability, obligation, debt, claim, damage or expense (including costs of investigation and defense and reasonable attorneys' fees) incurred by Acquiror or its directors, officers, employees, agents, advisors, stockholders, controlling persons, and Affiliates after the Closing Date arising from the defense, compromise, settlement or disposition (including any judgement of a court of competent jurisdiction or award of an arbitrator) of each of the proceedings, claims, actions, threatened claims and disputes identified in Schedule 2.23 or any update or supplement thereto.

                  (c) The amount of any Damages in connection with any General Indemnity Matter or Specific Indemnity Matter involving a Third-Party Claim shall be reduced by the amount of any judgment or settlement payment or other payment, if any, actually received by Acquiror from a third party in connection with the resolution or settlement of the applicable disputed matter.

         9.4      Time Limitations.

(a) Any claims for payment of Damages from the Escrow Fund must be asserted by written notice from Acquiror to the Shareholders' Representative (i) in the case of claims relating to General Indemnity Matters that are able to be established in connection with the audit of Acquiror's consolidated financial statements, not later than the date of issuance of the first independent audit report on the consolidated financial statements of Acquiror containing combined operations of Target and Acquiror following the Closing Date, or (ii) in the case of claims relating to General Indemnity Matters that are not able to be established in connection with the audit of Acquiror's consolidated financial statements, not later than the first anniversary of the Closing Date.

(b) Claims for payment of Damages from the Escrow Fund with respect to Specific Indemnity Matters may be asserted by Acquiror by written notice to Shareholders' Representative from time to time until all such matters have been settled or resolved and the amount of Damages determined, but in any event not later than the third anniversary of the Closing Date.

         9.5 Limitations on Amount. Acquiror will not be entitled to the payment of any Damages from the Escrow Fund unless and until the amount of Damages exceeds $100,000, and then Acquiror will only be entitled to payment of any Damages in excess of $100,000. However, the limitations f this Section 9.5 will not apply to any Breach, whether knowing or unknowing or intentional or unintentional, of Target's covenants set forth in Section 4.14 and 4.15 relating to limitations on certain Target employee payments and third party expenses.

         9.6 Third-Party Claim Procedures. In the event of a Third-Party Claim involving Damages under Section 9.3, and for so long as any portion of the Escrow Fund shall remain in place for the payment of Damages in connection with General Indemnity Matters or Specific Indemnity Matters, as applicable, the following terms and conditions shall apply:

         (a) Within 20 days (or such earlier time as might be required to avoid prejudicing the Shareholders' position) after receipt of notice of commencement of any action evidenced by service of process or other legal pleading, Acquiror shall give the Shareholders' Representative written notice thereof together with a copy of such claim, process or other legal pleading, and the Shareholders' Representative shall have the right to undertake the defense thereof by representatives of its own choosing (subject to approval of such representatives by Acquiror which consent shall not be unreasonably withheld) and at its own expense; provided that Acquiror may participate in the defense with counsel of its own choice, the fees and expenses of which counsel shall be paid by Acquiror. If the named parties to any such action (including any impleaded parties) include both any of the Shareholders and Acquiror, and Acquiror has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Shareholders and that joint representation would be inappropriate under applicable standards of professional conduct, then if Acquiror informs the Shareholders' Representative in writing that it elects to employ separate counsel, the fees and expenses of such counsel shall be at the expense of the Shareholders' Representative (through means of the Escrow Fund), and the
Shareholders' Representative shall not have the right to assume the defense of such action on behalf of Acquiror (it being understood, however, that Shareholders' Representative shall not, in connection with any one such action or separate but substantially similar related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for Acquiror, which firm shall be designated in writing by Acquiror and it further being understood and agreed that Acquiror may not settle any such action without the prior written consent of the Shareholders' Representative, which consent shall not be unreasonably withheld).

         (b) In the event that the Shareholders' Representative, by the 30th day after receipt of notice of any such claim (or, if earlier, by the 10th day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, Acquiror will (upon further notice to the Shareholders' Representative) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of Shareholders (through means of the Escrow Fund with all costs and expenses of Acquiror being Damages to the extent provided in Section 9.3), subject to the right of the Shareholders' Representative to assume the defense of such claims at any time prior to settlement, compromise or final determination thereof.

         (c) Notwithstanding the foregoing, the Shareholders' Representative shall not settle any claim without the consent of Acquiror unless such settlement involves only the payment of money and the claimant provides to Acquiror a release from all liability in respect of such claim. If the settlement of the claim involves more than the payment of money, the Shareholders' Representative shall not settle the claim without the prior written consent of Acquiror.

         (d) In the event the Shareholders Representative assumes the defense of any Third-Party Claim, it shall be conclusively established that such Third-Party Claim is subject to indemnity from the Escrow Fund for Damages as provided in Section 9, and Shareholders' Representative shall submit all costs and expenses incurred in connection therewith to Acquiror on a monthly basis for reimbursement, and Acquiror shall make such reimbursement to the extent of the then remaining Escrow Fund, payable in cash (which amounts shall be considered as Damages), and Shareholder's Representative and Acquiror shall cooperate in providing joint written instructions to the Escrow Agent to such effect.

         (e) The failure of Acquiror to give timely notice to Shareholders' Representative as provided in Section 9.6(a) above will not relieve the Shareholders of any liability (through means of the Escrow Fund) for Damages, except to the extent that the Shareholders' Representative demonstrates that the Shareholders' Representative's defense of such action is prejudiced by Acquiror's failure to give such timely notice.

         (f) Acquiror and Shareholders' Representative will each cooperate with all reasonable requests of the other.

10. INDEMNIFICATION BY ACQUIROR. If the Closing occurs, Acquiror will indemnify and will pay to the Shareholders (on a pro rata basis in accordance with the number of shares of Target Common Stock owned by each as of the Closing) the amount of any loss, liability, obligation, debt, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees), whether or not involving a Third-Party Claim, arising, directly or indirectly, from and in connection with (a) any Breach of any representation or warranty made by Acquiror in this Agreement or any Schedule or update to a schedule delivered by Acquiror or in any certificate delivered by Acquiror pursuant to this Agreement, or (b) any Breach by Acquiror of any covenant or obligation of Acquiror in this Agreement. Acquiror will have no liability (for indemnification or otherwise) with respect to any representation or warranty made, or covenant or obligation to be performed and complied with, unless on or before the first anniversary of the Closing Date, the Shareholders notify Acquiror of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Shareholders.

11. REMEDIES EXCLUSIVE. Except as otherwise provided in Section 13.1 relating to specific performance, if the Closing occurs, the remedies provided for in Sections 9 and 10 above shall be the exclusive remedies of the Parties and the Shareholders with respect to this Agreement and all or any aspect of the transactions contemplated herein (provided that it is understood and acknowledged that the rights and remedies of the respective parties to the Shareholders Agreement, the Marketing Services Agreements and the Non-Competition Agreements shall be independent of this Agreement and the remedies set forth herein). If the Closing does not occur, nothing contained in Sections 9 or 10 shall limit any remedies that any Party may have against the other, at law or in equity, in connection with any Breach by a Party of any representation, warranty or covenant contained in this Agreement, the Schedules or any other certificate or document delivered pursuant to this Agreement.

12.      TERMINATION.

         12.1 Termination Events. This Agreement may, by written notices, be terminated:

                  (a) at any time prior to Closing by the mutual written consent of Acquiror and Target;

                  (b) by either Acquiror or Target if the Closing shall not have occurred on or before October 22, 1998 or such later date as Acquiror and the Target may agree upon;

                  (c) by either Acquiror or Target if there shall have been entered a final, nonappealable order or injunction of any Governmental Entity restraining or prohibiting the consummation of the transactions contemplated hereby;

                  (d) by either Acquiror or Target if, prior to the Closing Date, any other Party is in material Breach of any representation, warranty, covenant or agreement herein contained and such Breach shall not be cured within fifteen (15) days of the date of notice of default served by the Party claiming such material default; provided that such terminating Party shall not also be in material Breach of this Agreement at the time notice of termination is delivered; or

                  (e) (i) by Acquiror if any of the  conditions in Sections 5 or
         6 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Acquiror to comply with its obligations under this Agreement) and Acquiror has not waived such condition or before the Closing Date; or (ii) by Target, if any of the conditions in Sections 5 or 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Target to comply with its obligations under this Agreement) and Target has not waived such condition on or before the Closing Date.

         12.2 Effect of Termination. If this Agreement is terminated by either Target or Acquiror pursuant to the provisions of Section 12.1, the Merger shall not be consummated and there shall be no further obligation on the part of any Party hereto or its respective Affiliates, members, directors, officers or shareholders, except pursuant to the provisions of Sections 4.7, 4.8, 13.1, 13.2, 13.8, 13.13, 13.14 and 13.15 (which shall survive and continue pursuant to their terms); provided however, that a termination of this Agreement shall not relieve any Party hereto from any liability for Damages incurred as a result of a Breach by such Party of its representations, warranties, covenants, agreements or other obligations hereunder occurring prior to such termination. Except as a result of any such Breach, no Party hereto, or its respective Affiliates, members, directors, officers or shareholders, shall have any liability to the other Parties as a result of the termination of this Agreement or the failure to complete the transactions contemplated hereby for any reason whatsoever.

13.      MISCELLANEOUS PROVISIONS.

         13.1 Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are Breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent Breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof, in addition to any other remedy to which they may be entitled, at law or in equity. If any action is brought by a Party to specifically enforce this Agreement, the Breaching Party shall waive any defense that there is an adequate remedy at law.

         13.2     Intentionally Omitted.

         13.3 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered or certified mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a Party may designate by notice to the other Parties):

         (a)      Acquiror:                    Pre-Paid Legal Services, Inc.
                                               321 E. Main
                                               Ada, OK 77821-0145
                                               Facsimile 580/436-7412
                                               Attention: Randy Harp

                  With a Copy to:              Crowe & Dunlevy
                                               1800 Mid-America Tower
                                               Oklahoma City, OK 73102
                                               Facsimile No.: 405/239-6651
                                               Attention: Michael M. Stewart

         (b)      Target:                      TPN, Inc.
                                               2045 Chenault Drive
                                               Carrolton, TX 75006
                                               Facsimile: 972/860-0480
                                               Attention: Jeff Olson

                  With a Copy to:              Jackson Walker L.L.P.
                                               901 Main Street, Suite 6000
                                               Dallas, TX 75202-3797
                                               Facsimile: 214/953-6187
                                               Attention:  Richard F. Dahlson

         13.4 Waiver. The rights and remedies of the Parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Parties; (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         13.5 Entire Agreement and Amendment. This Agreement supersedes all prior agreements between the Parties with respect to its subject matter (including, without limitation, the Summary of Proposed Terms between Acquiror and Target dated August 31, 1998) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Party to be charged with the amendment.

         13.6     Intentionally Omitted.

         13.7 Further Assurances. The Parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as any other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to herein.

         13.8 Governing Law. This Agreement, including without limitation, the interpretation, construction and validity hereof, shall be governed by the laws of the State of Oklahoma, without regard to its conflict of laws principles.

         13.9 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         13.10 Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original copy of the Agreement and all of which, when taken together will be deemed to constitute one and the same agreement.

         13.11 Assignments, Successors and No Third Party Rights. No Party may assign any of its rights or obligations under this Agreement without the prior consent of the other Party. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement, except as set forth immediately below with respect to third party beneficiary rights of the Shareholders. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement and their successors and assigns; provided, however, that the Shareholders shall be deemed to be third party beneficiaries to the rights of Target under this Agreement and with respect to any provision hereunder for the Shareholders' benefit (including, without limitation, Section 10).

         13.12    Certain Interpretive Matters and Definitions.

                  (a) Unless the context otherwise requires, (i) all references to Sections or Schedules are to Sections or Schedules of or to this Agreement, (ii) each term defined in this Agreement has the meaning assigned to it, (iii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP,
         (iv) "or" is disjunctive but not necessarily exclusive, and (v) words in the singular include the plural and vice versa. All references to "$" or dollar amounts will be to lawful currency of the United States of America.

                  (b) No provision of this Agreement will be interpreted in favor of, or against, any of the Parties hereto by reason of the extent to which any such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

                  (c) Any reference to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

                  (d)   The   word   "including"   means   "including,   without
         limitation," and does not limit the preceding words or terms.
                  (e) All words used in this Agreement will be construed to be of such gender or number as the circumstances require.

         13.13 Jurisdiction and Venue. The Parties intend that all disputes concerning this Agreement shall be resolved by arbitration as provided below, unless arbitration shall be held by a court of competent jurisdiction to be unenforceable. In such event, the Parties agree that any suit, action or proceeding with respect to this Agreement may be brought in (i) the Oklahoma state courts of competent jurisdiction in Oklahoma County, Oklahoma or in the United States District Court in which the City of Oklahoma City is located or
(ii) the Texas state courts of competent jurisdiction in Dallas County, Texas or in the United States District Court in which the City of Dallas is located. ALL PARTIES HEREBY IRREVOCABLY WAIVE ANY OBJECTIONS WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE PERSONAL JURISDICTION OR VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT AND HEREBY FURTHER IRREVOCABLY WAIVE ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         13.14 Dispute Resolution. Except as otherwise provided in this Section 13.14, in the event of any dispute, controversy or claim arising out of or relating to this Agreement or the Breach thereof, the Parties shall meet promptly (through representatives with authority to resolve the dispute). If the Parties cannot resolve the dispute within 30 days, the Parties shall arbitrate the dispute in accordance with the Commercial Arbitration Rules of the American Arbitration Association, by a sole arbitrator, but the arbitration proceeding may not revoke or revise any provision of this Agreement. All arbitrators selected shall be independent third parties and shall have knowledge and experience in the matters addressed by the claim. Except as set forth in this
Section 13.14, arbitration shall be the sole and exclusive remedy between the Parties with respect to any dispute, protest, controversy or claim arising out of or relating to this Agreement, provided, the arbitrator shall not have the power or authority to award consequential, incidental or punitive damages. Unless all the Parties to an arbitration otherwise consent in writing, the location of the arbitration hearings and the place of entry of the award shall be in Kansas City, Missouri. The Parties consent to jurisdiction of, and agree that venue will lie in, any of the state and federal courts set forth in Section
13.13. The arbitration award shall be final and binding and shall not be reviewable in any court on any grounds except corruption, fraud or undue means of a Party or for evident partiality or corruption of the arbitrator. The Parties intend to eliminate all other court review of the award and the arbitration proceedings. Except for a proceeding to enforce or confirm an award or a proceeding brought by all Parties to the dispute to vacate or modify an award, the initiation of any suit relating to a dispute that is arbitrable under this Agreement shall constitute a material Breach of this Agreement. However, the Parties hereby acknowledge that Breach of this Agreement may give rise to irreparable injury to the Parties, inadequately compensable in monetary damages alone, and notwithstanding anything to the contrary stated herein, the Parties shall be permitted to seek and obtain specific performance as provided in
Section 13.1.

         13.15 Payment of Expenses. Each Party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the transactions contemplated hereby, whether or not the Closing occurs. The foregoing shall not limit or affect the covenant of Target set forth in Section
4.15 relating to certain limitations on third party expenses.

14.      DEFINITIONS.

         14.1 Definitions. Capitalized terms used in this Agreement and not defined elsewhere in this Agreement shall have the meanings ascribed to them in this Section 14.1 (such meanings applicable to both the singular and plural forms of the terms defined) as follows:

         "Acquiror Common Stock" means shares of common stock, par value $.01 per share, of Acquiror.

         "Acquisition Proposal" means any offer or proposal for, or any indication of interest in, a merger, consolidation or other business combination involving Target, the acquisition of a majority of the equity securities of Target, or the acquisition of all or a substantial portion of the Assets of Target, excluding the transactions provided for in this Agreement.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

         "Assets" means assets, rights, properties and goodwill of any kind or type, tangible and intangible, wheresoever located.

         "Breach" means a "Breach" of a representation, warranty, covenant, obligation or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (i) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation or other provision, or
(ii) any claim by a third party which claim if true would result in a Breach of a representation, warranty, covenant, obligation, or other provision.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and the regulations promulgated thereunder.

         "COBRA" means the   Consolidated Omnibus  Reconciliation  Budget Act of
1985, as amended.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor law, and the regulations promulgated thereunder.

         "Commission"  means  the   United    States   Securities  and  Exchange
 Commission, and any successor thereto.

         "Encumbrance" means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, mortgage, easement, servitude, right of way, encroachment, receipt of income, or exercise of any other attribute of ownership.

         "Environmental Claim" means any accusation, allegation, notice of violation, action, claim, Lien, demand, abatement or other order or directive (conditional or otherwise) by any Governmental Entity or any other Person (including any employee or former employee of any contractor or subcontractor of Target) for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment (including natural resources), nuisance, pollution, contamination, trespass or other adverse effects on the environment, or for fines, penalties or restrictions resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Material, odor or audible noise in, into or onto the environment (including, without limitation, the air, soil, surface water or ground water) at, in, by, from or related to the Real Property or any activities or operations thereof; (ii) the transportation, storage, treatment or disposal of Hazardous Materials in connection with the Real Property; or (iii) the violation, or alleged violation, of any Environmental Laws or Environmental Permits relating to environmental matters connected with the Real Property.

         "Environmental Costs and Liabilities" means any and all losses, liabilities, obligations, damages, fines, penalties, judgments, actions, claims, costs and expenses (including fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies, remedial or removal actions and cleanup activities) arising from or under any Environmental Law or Environmental Claim or any order or agreement now in effect with any Governmental Entity or other Person.

         "Environmental Law" means any applicable federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement relating to the environment, natural resources or public and employee health and safety including, but not limited to, CERCLA, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Oil Pollution Act of 1990, the Federal Safe Drinking Water Act, and the Occupational Safety and Health Act, as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes.

         "Environmental Permit" means any permit, approval, authorization, license, variance, registration or permission required under any applicable Environmental Law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

         "Escrow Agent" means the Person named as escrow agent under the Escrow Agreement.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Governmental Entity" means any domestic or foreign court, government or governmental or regulatory agency, authority, entity or instrumentality.

         "Hart-Scott-Rodino   Act"   means   the   Hart-Scott-Rodino   Antitrust
Improvements Act of 1976, as amended, and the regulations thereunder.

         "Hazardous Materials" means any substance, material or waste which is regulated by any Governmental Entity in connection with its protection of the environment, public or employee health, wildlife or natural resources, including, without limitation, any material, substance or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous substance," "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of any Environmental Law, which includes, but is not limited to, petroleum, petroleum products (including crude oil and any fraction thereof), asbestos, asbestos-containing materials, urea formaldehyde and polychlorinated biphenyls.

         "Hazardous Substance" means any hazardous substance, hazardous waste, contaminant or pollutant as defined under applicable Environmental Laws.

         "Income Tax" means any federal, state, local or foreign income Tax, including any interest, penalty, or addition thereto, whether disputed or not.

         "Income Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to Income Taxes, including any schedule or attachment thereto, and including any amendments thereof.

         "Intellectual Property" means all domestic or foreign letters patent (including any reissue or re-examination thereof), patent applications (including any continuation, division, renewal or substitute thereof), patent licenses, inventions, software licenses, know-how licenses, trade names, trademark registrations and applications, service mark registrations and applications, common law trademarks and service marks, copyrights, copyright registrations and applications, trade secrets, technical knowledge, know-how or other confidential proprietary information capable of being set forth in
Schedule 2.15 which is owned or used by Target.

         "Inventory" means all products held for resale in the Ordinary Course of Business.

         "IRS" means the United States Internal Revenue Service.

         "Knowledge" means an individual will be deemed to have "Knowledge," whether or not such term is capitalized herein, of a particular fact or other matter if such individual is actually aware of such fact or other matter after conducting a reasonable investigation. A person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has served, as a director, executive officer, partner, executor or trustee of such person (or in any similar capacity) has, at any time prior to Closing, had Knowledge of such fact or other matter.

         "Laws" means all foreign, federal, state, county and local statutes, laws (including common law), ordinances, regulations, rules, resolutions, orders, codes, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified Person or to the businesses or assets and properties thereof (including, without limitation, Laws relating to securities registration and regulation, the sale, leasing, ownership or management of real property, employment practices, terms and conditions, and wages and hours, building standards land use and zoning, safety, health and fire prevention, and environmental protection, including Environmental Laws).

         "Leased Real Property" means all of Target's rights and incidents of interests with respect to all real property leased or used by Target, if any, including all structures, fixtures and improvements located thereon.

         "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, principal of common law, regulation, statute or treaty.

         "Liabilities" means any direct or indirect, or matured or unmatured, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, whether absolute, fixed, contingent or otherwise, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured.

         "Market Price" means the average of the per share closing sales prices of the Acquiror Common Stock on the principal national securities exchange on which the Acquiror Common Stock is then listed (as reported by the American Stock Exchange) over the ten trading days immediately preceding the Closing Date.

         "Merger Consideration" means the shares of Acquiror Common Stock and any cash in lieu of fractional shares that Shareholders shall have a right to receive upon conversion of the Target Common Stock and the Target 1996 Warrants as provided in Section 1.4 hereof.

         "OGCA" means the Oklahoma General Corporation Act, as amended, or any successor law or regulations promulgated thereunder.

         "Ordinary Course of Business" means an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

                  (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

                  (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

                  (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

         "Organizational   Documents"  means  the  articles  or  certificate  of
incorporation and the bylaws of a corporation and any amendment to any of the foregoing.

         "PBGC" means the Pension Benefit Guaranty Association.

         "Permits" means all assignable franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate the properties and assets and to carry on the business of any specified Person as it is now being conducted.

         "Permitted Encumbrances" means only those Encumbrances which do not and will not materially interfere with the use of, impair, or reduce the value of any Assets or Leased Real Property.

         "Person"  means  any  individual,  corporation,   partnership,  limited
liability company, joint venture, association, trust or any other entity, association or organization including a Governmental Entity.

         "Primestar"   means   Primestar  partners,  L.P.,  a  Delaware  limited
partnership.

         "Primestar Contract" means that certain Marketing Agreement dated as of July 1, 1997 by and between Target and Primestar and all exhibits attached thereto, including that certain Sales Agency and Marketing Agreement attached as Exhibit A thereto.

         "Personnel" means the officers and employees of Target.

         "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, suit (whether civil, criminal, administrative, investigative or informal), commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.
         "Real Property Lease" means any agreement, contract, commitment or lease pursuant to which Target has a leasehold interest in any Leased Real Property.

         "Recitals" means the portion of this Agreement preceding Section 1.

         "Release" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the indoor or outdoor environment or into or out of any property.

         "Remedial Action" means all actions, including, without limitation, any capital expenditures, required or voluntarily taken to (i) clean up remove, treat, or in any other way address any Hazardous Material or other substance;
(ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (iv) bring facilities on the Real Property and the facilities located and operations conducted thereon into compliance with all Environmental Laws and Environmental Permits.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor law, and the regulations promulgated thereunder.

         "Shareholders" means the holders of Target Common Stock.

         "Shareholders' Representative" has the meaning ascribed to it in the Shareholders Agreement.

         "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Target Common Stock" means shares of common stock, par value $.10 per share, of Target.

         "Target 1996 Warrants" means those certain Common Stock Purchase Warrants issued by Target dated on or about July 26, 1996 providing the right to purchase Target Common Stock at an exercise price of $8,400.03 per share.

         "Tax" and any derivatives thereof, means and includes any and all federal, state, county, local, and foreign income (including gross, adjusted gross and supplemental net income), payroll, Medicare, withholding, unemployment insurance, social security, sales, use, service, service use, leasing, leasing use, excise, recording, franchise, gross receipts, value added, alternative or add-on minimum, estimated, occupation, real and personal property, stamp, transfer, workers' compensation, severance, windfall profits, and environmental (including taxes under Code Section 59(A)) and any other tax, charge, fee, levy or assessment of the same or of a similar nature, including any and all interest, penalties and additions thereto, whether disputed or not.

         "Tax Return" means and includes any and all returns, forms, declarations, reports, claims for refund and information returns and statements relating to Taxes and any amendments thereto, and including any schedules or attachments thereto.

         "TBCA" means the Texas Business Corporation Act, as amended, or any successor law, or regulations promulgated thereunder.

         "Third-Party Claim" means any claim, action or proceeding made or brought by any Person who or which is not a party to this Agreement or an Affiliate of a party to this Agreement.

         14.2 Other Definitions. Each of the following terms is defined in the Section set forth opposite such term.

                  "Acquiror"                                Recitals
                  "Acquiror Commission Documents"           Section 3.5
                  "Agreement"                               Recitals
                  "Audited Financial Statements"            Section 2.7
                  "Certificates of Merger"                  Section 1.8
                  "Closing"                                 Section 8.1
                  "Closing Date"                            Section 8.1
                  "Damages"                                 Section 9.3
                  "Target"                                  Recitals
                  "Effective Time"                          Section 1.8
                  "Employee Arrangements"                   Section 2.20(a)
                  "Employee Benefit Plans"                  Section 2.21(a)
                  "Employee Plans"                          Section 2.21(a)(iii)
                  "ERISA Affiliate"                         Section 2.21(a)
                  "Escrow Agreement"                        Section 1.10
                  "Escrow Fund"                             Section 1.10
                  "Financial Statements"                    Section 2.7
                  "General Indemnity Matters"               Section 9.2
                  "Interim Balance Sheet"                   Section 2.7
                  "Interim Balance Sheet Date"              Section 2.7
                  "Interim Financial Statements"            Section 2.7
                  "Marketing Services Agreements"           Section 4.13
                  "Merger"                                  Recitals
                  "Non-Competition Agreements"              Section 5.13
                  "Other Agreements"                        Section 3.2
                  "Party or Parties"                        Recitals
                  "Pension Plan(s)"                         Section 2.21(a)(ii)
                  "Shareholders Agreement"                  Section 4.2
                  "Software"                                Section 2.16
                  "Specific Indemnity Matters"              Section 9.2
                  "Surviving Corporation"                   Section 1.2
                  "Target Employee Payments"                Section 4.14
                  "Welfare Plan(s)"                         Section 2.21(a)(i)
                  "Year 2000 Problem"                       Section 2.29

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.



                                                "ACQUIROR"

                                                PRE-PAID LEGAL SERVICES, INC.

                                                By: /s/ HARLAND C. STONECIPHER
                                                Title: Chief Executive Officer



                                                "TARGET"

                                                TPN, INC.


                                                By: /s/ JEFF OLSON
                                                Title: Chief Executive Officer